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                                                                     Exhibit 4.2
                           OFFERING RIGHTS AGREEMENT


THIS OFFERING RIGHTS AGREEMENT (the "Agreement"), is made and entered into as of the 8th day of October, 1999 by and among Celanese AG, a German joint stock corporation ("the Company"), and Petrochemical Resources Holdings B.V., a corporation organized under the laws of the Kingdom of the Netherlands ("PRH").


RECITALS

WHEREAS, PRH is the indirect holder of a significant shareholding in Hoechst AG.

WHEREAS, Hoechst AG is contemplating a restructuring including the demerger or spin-off to its shareholders of shares of Celanese AG, the listing of those shares on the Frankfurt and New York Stock Exchanges and a public offering of certain shares which shareholders of Celanese AG may wish to sell immediately subsequent to the demerger or spin-off (the "Redistribution Offering").

WHEREAS, PRH has agreed to enter into a Lock-up Agreement in relation to its shareholding in Celanese AG, in consideration of which Celanese AG has agreed to enter into this Offering Rights Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties hereto hereby agree as follows:

1.   DEFINITIONS

      As used in this Agreement, the following terms shall have the following respective meanings:

      (a) The terms "register", "qualify" and "list" and any terms deriving from such terms refer to: (a) a registration effected by preparing and filing a registration statement


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           in compliance with the United States Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering by the Commission of the effectiveness of such registration statement;
           (b) the qualification of any securities for sale, or of any offering document in relation thereto, with any securities regulatory authority; and (c) the listing on any stock exchange, quotation system or other securities market in Europe, the United States or elsewhere, respectively.

      (b) The term "Securities" means all of the following to the extent the same have not been resold to the public (i) ordinary shares of Celanese AG held by PRH upon completion of the demerger referred to in the first recital to this Agreement or acquired thereafter; (ii) all ordinary shares of Celanese AG issued in respect of such Securities, including, without limitation, as a result of any stock split, stock dividend, recapitalization or the like; and (iii) any depositary shares or depositary receipts representing or evidencing the ordinary shares of Celanese AG referred to in (i) and (ii) hereof.

      (c) The term "Commission" means the United States Securities and Exchange Commission.

      (d) The term "Offering Expenses" means all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration, qualification and listing fees, filing and quotation fees and expenses, printing expenses, escrow fees, accounting fees, fees and disbursements of counsel for the Company, Blue Sky fees and expenses and roadshow expenses. The term "Offering Expenses" does not include any fees and disbursements of any special counsel or any other advisors retained by PRH or PRH's internal costs and expenses incurred in connection with this Agreement (collectively, the "Excluded Expenses").

      (e) The term "Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale of the Securities. and any reimbursable

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           expenses incurred by underwriters related to the sale of the
           Securities.

2.   REQUESTED OFFERING

2.1  Demand for Offering

     In the event the Company receives from PRH a written request that the Company effect a registration, qualification or listing with respect to all or a part of the Securities (other than, in the case of an offering in the United States, a registration on Form S-3 or F-3 or any successor form regardless of its designation) the Company will as soon as practicable, effect all such registrations, qualifications or listings (including, in the case of a registered offering in the United States, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable Blue Sky or other state securities laws and appropriate compliance with applicable requirements or regulations) in the relevant jurisdiction in accordance with applicable securities laws and the rules of the relevant stock exchange as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Securities as are specified in such request, provided that the Company shall not be obligated to take any action to effect any such registration, qualification or listing pursuant to this paragraph 2.1 or, in the case of clause A below, pursuant to paragraph 4 below:

           A. in any particular jurisdiction, other than the United States, Germany and any other jurisdiction in which the class of the Company's ordinary shares of which the Securities form a part may then be registered, qualified or listed, in which (i) the Company would be required to subject itself to an ongoing disclosure obligation or regulatory oversight compliance which does not involve measures substantially duplicative of those to which the Company is then subject in the United States, Germany or any other jurisdiction in which its shares are then registered, qualified or listed or to which it is not already so subject or (ii) the Company would be required to execute a general consent to service of process in effecting such

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                registration, qualification or listing, unless the Company is already subject to service in such jurisdiction;

           B. after the Company has effected three (3) such registrations, qualifications or listings pursuant to this paragraph 2.1, which have been declared or ordered effective, qualified or listed and the securities offered pursuant to such registration, qualification or listing have been sold; provided, that during the first year after the effective date of the listing of the Company's shares on the New York Stock Exchange, PRH shall be entitled to make only one (1) demand pursuant to this paragraph 2.1; and provided further that if after the first anniversary of the effective date of the listing of the Company's shares on the New York Stock Exchange, the Company is for any reason ineligible to qualify for registration of its securities for offer or sale in the United States on Form S-3 (or F-3) the number of registrations the Company may be required to undertake pursuant to this section shall be the number specified in paragraph 4(c) less the number of registrations previously made hereunder.

     Subject to the foregoing clauses A and B, the Company shall file or submit with the appropriate securities regulatory authority(ies) a registration statement, listing particulars or an offering document as soon as practicable after receipt of the request or requests of PRH hereunder and in relation to any registration, qualification or listing in connection with which an offering is being made in the United States, the Company shall use its best efforts to do so within forty-five (45) days of such request if such offer and sale is registered on Form S-1 (F-1) and thirty
     (30) days of such request if such offer and sale is registered on Form S-3 (F-3), and in all events shall do so within sixty (60) days of such request if registered on Form S-1 (F-1) and forty-five (45) days of such request if registered on Form S-3 (F-3).

2.2  Underwriting

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     If PRH intends to distribute the Securities covered by their request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to this paragraph 2. The underwriter(s), global coordinator(s), bookrunner(s) and lead manager(s) (collectively, "Underwriter" or "Underwriters") shall be selected by PRH, which Underwriter shall be an internationally recognized investment bank of good standing and reputation with substantial knowledge of the German and United States markets and a proven track record in lead managing international equity issues and in serving as lead underwriter of initial public offerings on the exchange(s) on which it is proposed the relevant Securities will be listed. provided that PRH shall first consult with the Company and consider the Company's view with respect of the appropriateness of PRH's chosen Underwriter in light of such circumstances as mandates such Underwriter may have which the Company considers to be conflicting with an offering of its securities and any actual or potential disputes between the Company and such Underwriters. The Company shall (together with PRH) enter into an underwriting agreement in customary form and consistent with international market practice with the Underwriter or Underwriters selected as above provided.

3.   COMPANY OFFERING

3.1  Incidental Offering Rights

     If at any time or from time to time, the Company shall determine to make a public offering of any of its securities, for its own account or the account of any of its shareholders, other than (i) in the United States by way of a registration on Form S-1 (or F-1) or S-8 relating solely to employee stock option or purchase plans, or a registration on Form S-4 (or F-4) relating solely to a transaction designated as being within the terms of Rule 145 under the Securities Act, or any successor to such forms, or a registration on any other form (other than Form S-1 (or F-1), S-2 (or F-2) or S-3 (or F-3), or their successor forms) which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Securities, or (ii) a registration statement, listing particulars or any offering documents filed or submitted

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     pursuant to paragraphs 2 or 4 hereof, the Company will:

     (i) within ten (10) days of such determination, which shall be deemed to occur, without limitation, upon the earlier of the authorization thereof by the Company's supervisory or management board, the mandating by the Company of an underwriter for the offering and an organizational meeting for the offering, give to PRH written notice thereof; and


     (ii) include in such registration, qualification or listing (and any related qualification under state, regional or local securities laws), and in any underwriting involved therein, all the Securities specified in a written request or requests by PRH, given within twenty (20) days after receipt of such written notice from the Company, except as set forth in paragraph 3.2 below.


3.2  Underwriting

     If the registration, qualification or listing of which the Company gives notice pursuant to this paragraph 3 is for a public offering involving an underwriting, the Company shall so advise PRH as part of the written notice given pursuant to subparagraph 3.1(i). In such event, the right of PRH to participate in an offering pursuant to paragraph 3 shall be conditional upon PRH's participation in such underwriting and the inclusion of PRH's Securities in the underwriting to the extent provided herein. PRH shall (together with the Company) enter into an underwriting agreement in customary form and consistent with international market practice with the underwriter or underwriters selected for such underwriting by the Company (provided that PRH shall not be required to enter into any such underwriting agreement prior to entering into a lock-up agreement pursuant to this paragraph 3.2 or receiving confirmation from the Company that no such lock-up agreement will be required from PRH), which underwriter shall be an internationally recognized investment bank of good standing and reputation with substantial knowledge

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      of the German and United States markets and a proven track record in lead managing international equity issues and in serving as lead underwriter of initial public offerings on the exchange(s) on which it is proposed the relevant Securities will be listed. If such Underwriters shall so request, PRH shall also enter into a lock-up agreement in (i) substantially the same form as the form it is entering into in connection with the Redistribution Offering, (ii) the form entered into by the Company in connection with such underwriting pursuant to this paragraph
      3, or (iii) a form entered into by any other shareholder who may be participating in such underwriting pursuant to this paragraph 3, whichever form is reasonably deemed by PRH to be most favorable to it, it being understood that PHR will not be required to enter into any lock-up agreement if either the Company or any other shareholder participating in such underwriting shall not enter into a lock-up agreement. The Company shall not require PRH to make any representations or warranties to, or other agreements with, the Company or the underwriters other than representations, warranties or agreements regarding PRH, the lock-up agreement, the Securities and PRH's intended method of distribution and any other representation required by law. Without limitation on the foregoing, in relation to any offering which includes a distribution in the United States, the underwriting agreement shall contain indemnification and contribution provisions substantially similar to the provisions of paragraphs 7 and 8 hereof, respectively.

      In advance of proceeding with a public offering of any equity securities which would give rise to PRH's incidental registration rights under this paragraph 3 and as soon as practicable after providing the notice required by paragraph 3.1(i), the Company will first consult with PRH as to (i) the Company's reasons for seeking additional equity capital at that time and (ii) PRH's interest at that time in selling any of its Securities, and shall use its best efforts to cause the underwriter or underwriters of a proposed underwritten public offering to permit inclusion in that offering of such number of Securities as PRH may request, taking into account (i) the Company's own capital needs and (ii) PRH's desire to

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      sell Securities and its rights hereunder.

      Notwithstanding any other provision of this paragraph 3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the amount of securities (including Securities) to be included in the registration, qualification or listing and underwriting by the Company's shareholders, or may exclude such securities entirely from such registration, qualification on listing and underwriting, provided that if securities are being offered for the account of persons other than the Company and PRH, any such limitation or exclusion shall be applied against the securities being offered by such other persons prior to being applied against the Securities.

      The Company further agrees to consult with PRH prior to entering into any agreement granting any person registration rights with respect to equity securities, taking into account (i) the desirability of the overall transaction contemplated and the importance of the registration rights agreement to its successful completion and (ii) PRH's interest in not reducing its ability to sell the Securities in registrations effected pursuant to this Agreement. The Company agrees that no registration rights agreement entered into by it with any person other than PRH will contain expense provisions more favorable to such other person than the provisions of paragraph 5 hereof. PRH will consider a request by the Company to enter into an amendment to this Agreement so that any limitation or exclusion pursuant to the immediately preceding paragraph hereof shall be applied on a pro rata basis against the securities which may be offered by any other person to whom

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     the Company may grant registration rights and the Securities, provided that the terms of any such proposed amendment will provide that any such limitation or exclusion of the Securities shall not represent a greater fraction of the number of Securities intended to be offered by PRH than the fraction of similar reductions imposed on such other persons over the amount of securities they intended to offer. If, as a result of agreeing to any such amendment, PRH is unable to sell the full number of Securities it had requested be included in such registration, it shall be entitled to one (1) additional demand registration right during the next succeeding twelve (12) months following the registration upon the terms of paragraphs
     2 and 4 and the number limitations in paragraphs 4(a) and (c) shall each be increased by one (1). Notwithstanding the foregoing, PRH will agree to enter into such an amendment to the extent that the Company intends to grant registration rights to a party in the context of a sale of its securities to such party if as a result of such sale such party will have a shareholding equal to or greater than the aggregate shareholding of PRH and PRH's affiliates at the time.

4.   FORM S-3

     The Company shall use its best efforts to qualify for registration of its securities for offer and sale in the United States on Form S-3 (or F-3) or any successor form(s) as soon as possible. After the Company has qualified for the use of Form S-3 (or F-3), PRH shall have the right to request registrations on Form S-3 (or F-3) (such requests shall be in writing and shall state the number of Securities to be disposed of and the intended method of disposition of those Securities by PRH, including whether the registered offering will be underwritten), subject only to the following:

     (a) The Company shall not be required to effect a registration pursuant to this

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           paragraph 4 or under paragraph 2 during any calendar year to the extent that PRH has disposed of Securities on two (2) or more occasions pursuant to any registration referred to in this paragraph 4 or in paragraphs 2 and 3 during that same calendar year.

      (b) The Company shall not be required to effect a registration pursuant to this paragraph 4 or pursuant to paragraph 2 unless PRH proposes to dispose of Securities having an aggregate proposed offering price (before deduction of underwriting discounts and expenses of sale) of at least $75 million.

      (c) The Company shall not be required to effect in the aggregate more than ten (10) registrations pursuant to this paragraph, provided that such number shall increase by one (1) if the Company effects a capital increase subsequent to the date hereof other than capital increases required solely in connection with Company stock option and other employee benefit plans.

      The underwriter of any underwritten offering shall be selected in the same manner as is set forth in paragraph 2.2. Subject to the foregoing, the Company will as soon as practicable effect the registration of all shares of Securities on Form S-3 (or F-3) to the extent requested by PRH for purposes of disposition and all such registrations, qualifications or compliance (including without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable Blue Sky or other state securities laws and appropriate compliance with applicable requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Securities as are specified in such request.

      At all times that the Company qualifies for registration of its securities on Form S-3 (F-3), any demand by PRH for registration pursuant to this Agreement shall be pursuant to this paragraph 4, if available, rather than pursuant to paragraph 2, provided that the Company shall include in the prospectus forming part of any registration statement on

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     Form S-3 (F-3) effected pursuant to any such demand a level and detail of disclosure reasonably deemed appropriate by the Underwriters for any offering of Securities by PRH, but not more disclosure than would be required under Form S-1 (F-1).

5.   EXPENSES OF OFFERING

     All Offering Expenses incurred in connection with any registration, qualification or listing pursuant to paragraphs 2, 3 and 4 shall be borne by the Company; provided, however, that PRH shall bear the Selling Expenses and Excluded Expenses with respect to all Securities that are sold by PRH in a registration, qualification or listing pursuant to this Agreement.

6.   OFFERING PROCEDURES

     Whenever required under this Agreement to effect the registration, qualification or listing of any Securities, the Company shall:

     (a) Within the time periods set out in paragraph 2, prepare and file with or submit to the applicable securities regulatory authority a registration statement, listing particulars or offering document with respect to such Securities and cause such registration statement to become effective or such offering document to be approved, and keep such registration statement effective for up to one hundred and eighty
          (180) days or until all Securities covered thereby have been sold, if earlier, or keep such listing particulars or other offering document current in accordance with applicable regulations;

     (b) As expeditiously as possible prepare and file with the applicable securities regulatory authority such amendments and supplements to such registration statement, listing particulars or offering document as may be necessary to comply with the provisions of the applicable securities laws and regulations with respect to the disposition of all securities covered by such registration statement, listing

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           particulars or offering document;

      (c) Furnish to PRH such numbers of copies of a prospectus, listing particulars or offering document, in conformity with the requirements of the applicable securities laws and regulations, and such other documents as it may reasonably request in order to facilitate the disposition of Securities owned by it;

      (d) Register and qualify the securities covered by such registration statement, listing particulars or offering document under the securities laws of such jurisdictions as shall be reasonably requested by PRH, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to pay taxes in any jurisdiction in which it would not otherwise be subject to taxation, or to file a general consent of service of process in any jurisdictions unless the Company is already subject to service in such jurisdiction;

      (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form and consistent with international market practice, with the underwriter or underwriters selected for such offering in accordance with the terms hereof. PRH shall also enter into and perform its obligations under such an agreement;

      (f) Qualify the Securities being publicly offered for listing on the New York Stock Exchange, the Frankfurt Stock Exchange and/or on any other exchange or quotation system on which the Company's securities are then listed or quoted;

      (g) For a reasonable period prior to the filing of any such Registration Statement and throughout the registration and sale process, subject to the execution by PRH and the Underwriters and their respective legal counsel of an appropriate confidentiality agreement in favor of the Company, assist PRH, its advisors, Underwriters and counsel to the extent such persons reasonably deem necessary to avoid potential liability to such persons under the U.S. securities laws or any

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          other applicable securities laws or regulations in the context of an offering, qualification or listing of the Securities;

     (h) Cause its officers, directors, employees, counsel and accountants to respond to any inquiries, as shall be reasonably necessary, in the judgment of the underwriters and their advisors, to conduct a reasonable due diligence of the business of the Company;

     (i) Cause its senior management to be available for and participate in international road shows and other marketing activities and otherwise provide reasonable assistance to the underwriters as shall be reasonably necessary in the judgment of the underwriters;

     (j) Otherwise use its best efforts to comply with all applicable rules and regulations of the applicable securities regulatory authority(ies);

     (k) Deliver promptly to counsel to PRH and each underwriter, if any, participating in the offering of the Securities, copies of all correspondence between the applicable securities regulatory authority(ies) and the Company, its counsel or auditors;

     (l) In the case of a registration of Securities in the United States, obtain the withdrawal of any order suspending the effectiveness of the registration statement; and

     (m) Provide a CUSIP number or other recognized securities identification number for all Securities in a timely manner.

7.   INDEMNIFICATION

     In the case of any offering which includes a public offering registered in the United States, and without limitation on the terms of paragraphs 2.2 or
     3.2 hereof:


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      (a)  the Company will indemnify PRH, each of its officers, directors and partners, and each person controlling PRH, within the meaning of
           Section 15 of the Securities Act, with respect to which such registration, qualification or listing has been effected pursuant to this Agreement, and each underwriter (as defined in the Securities Act), if any, and each person who controls any underwriter, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto), including any of the foregoing incurred in settlement of any litigation or proceeding, commenced or threatened arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, listing particulars, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or listing, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or listing, and will reimburse PRH, each of its officers, directors and partners, and each person controlling PRH, within the meaning of Section 15 of the Securities Act, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim,

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           loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company in an instrument duly executed by PRH or any underwriter specifically for use therein; and provided further that the agreement of the Company to indemnify any underwriter and any person who controls such underwriter contained herein with respect to any such preliminary prospectus, listing particulars, offering circular or other document shall not inure to the benefit of any underwriter from whom the person asserting any such claim, loss, damage, liability or action purchased the stock which is the subject thereof, if at or prior to the written confirmation of the sale of such stock, a copy of the prospectus, listing particulars, offering circular or other document (including as amended or supplemented), excluding the documents incorporated therein by reference, was not sent or delivered to such person, and the untrue statement or omission of a material fact contained in such preliminary prospectus, listing particulars, offering circular or other document was corrected in the prospectus, listing particulars, offering circular or other document (including as amended or supplemented);

      (b) PRH will, if Securities held by or issuable to PRH are included in the securities as to which such registration, qualification or listing is being effected, indemnify the Company, each of its directors and officers, each underwriter as defined in the Securities Act, if any, of the Company's securities and each person who controls the Company within the meaning of the Securities Act, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto), including any of the foregoing incurred in settlement of any litigation or proceedings, commenced or threatened arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, listing particulars offering circular or other document, (including any related registration statement, notification or the like) incident to any such registration, qualification or listing, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, each of its officers and directors and each person who controls the Company within the meaning of the Securities Act and such underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such prospectus, listing particulars offering circular or other document, registration statement, notification or the like in reliance upon and in conformity with written

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           information furnished to the Company by an instrument duly executed by PRH specifically for use therein; and provided further that the agreement of PRH to indemnify any underwriter and any person who controls such underwriter contained herein with respect to any such preliminary prospectus, listing particulars, offering circular or other document shall not inure to the benefit of any underwriter from whom the person asserting any such claim, loss, damage, liability or action purchased the stock which is the subject thereof, if at or prior to the written confirmation of the sale of such stock, a copy of the prospectus, listing particulars, offering circular or other document (including as amended or supplemented), excluding the documents incorporated therein by reference, was not sent or delivered to such person, and the untrue statement or omission of a material fact contained in such preliminary prospectus, listing particulars, offering circular or other document was corrected in the prospectus, listing particulars, offering circular or other document (including as amended or supplemented). Notwithstanding the foregoing, the total amount for which PRH shall be liable under this paragraph 7(b) shall not in any event exceed the aggregate proceeds received by PRH from the sale of Securities held by PRH in such registration; and

      (c) each party entitled to indemnification under this paragraph 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation,

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          shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

8.   CONTRIBUTION

     In the case of any offering which includes a public offering registered in the United States, and without limitation on the terms of paragraphs 2.2 or
     3.2 hereof, if the indemnification provided for in paragraph 7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

9.   INFORMATION BY PRH

     PRH shall promptly furnish to the Company such information regarding PRH and the distribution proposed by PRH as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or listing referred to herein.

10.  RULE 144 REPORTING

     With a view to making available to PRH the benefits of certain rules and regulations of the Commission which may permit the sale of the Securities to the public without registration, the Company agrees at all times after it becomes subject to the reporting requirements of the Commission under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), to:

     (a) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act;

     (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

     (c) so long as PRH owns any Securities, to furnish to PRH forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as PRH may reasonably request in complying with any rule or regulation or the Commission allowing PRH to sell any such securities without registration; and

     (d) to take whatever actions are necessary in order for it to qualify to use Form S-2 (or F-2) or S-3 (or F-3), or any form subsequently adopted by the Commission to take the place of Form S-2 (or F-2) or S-3 (or F-3) which does not require substantially more disclosure than the form which it replaces.

11.  TRANSFER OF OFFERING RIGHTS

     PRH's rights to cause the Company to register, qualify or list its securities and keep information available, granted to it by the Company under paragraphs 2, 3, 4 and 10, may be assigned to a transferee or assignee who, in a transaction not including a public offering, (i) receives Securities representing not less than five percent (5%) of the class of ordinary shares of which the Securities form a part, or (ii) is a wholly owned subsidiary or parent of, or any corporation or entity which is (within the meaning of the Securities Act) controlling, controlled by or under common control with PRH. Any transfer or assignment permitted by the foregoing sentence shall be effective as long as (i) the Company is given written notice by PRH at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such offering rights are being assigned and (ii) such transferee agrees to be bound by the terms and conditions of this Agreement, treating for such purposes references herein to PRH as being references to such transferee, the Company hereby acknowledging that upon any such permitted transfer any such transferee shall have the rights of PRH hereunder. In the event that PRH transfers less than all of its Securities, the number of demand rights pursuant to paragraphs 2 and 4 hereof will be unchanged, and it will be the obligation of PRH and its transferee or transferees to apportion such demand rights among themselves, provided that to the extent PRH and one or more of its transferees shall jointly exercise a demand right pursuant to paragraphs 2 or 4 hereof in respect of all or a portion of their respective Securities, that demand shall be deemed to be a single demand for purposes hereof.

12.  WAIVERS AND AMENDMENTS

     With the written consent of either party to this Agreement, the obligations of the other party may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and the terms of this Agreement may be amended in a writing signed by both parties.

13.  REMEDIES

     Each of the Company and PRH agrees to indemnify the other party and to hold the other party harmless from and against any and all losses, costs and expenses (including, without limitation, legal and other expenses) arising out of or relating to any breach of any term of this Agreement by the other party.

14.  GOVERNING LAW; JURISDICTION

     This Agreement shall be governed in all respects by the laws of the State of New York as such laws are applied to agreements between New York residents entered into and to be performed entirely within New York.

     The parties submit to the non-exclusive jurisdiction of the Courts of the State of New York or of United States courts sitting in the State of New York in respect of any dispute arising out of the subject matter of this Agreement.

15.  SUCCESSORS AND ASSIGNS

     Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

16.  ENTIRE AGREEMENT

     This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and this Agreement shall supersede and cancel all prior agreements between the parties hereto with regard to the subject matter hereof.

17.  NOTICES, ETC.

     All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by either first class mail, postage prepaid, certified or registered mail, return receipt requested, or overnight courier service addressed (a) if to PRH, at such address as PRH shall have furnished to the Company in writing, and (b) if to the Company, at such address as the Company shall have furnished to PRH in writing.

18.  SEVERABILITY

     If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

19.  TITLES AND SUBTITLES

     The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

20.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

21.  TERMINATION

     Except as provided herein, this Agreement will terminate on the date three months after the shareholding of PRH (together with its "affiliates") in the Company is reduced to below ten percent (10%), provided that the Company provides PRH with an opinion of independent United States securities counsel reasonably satisfactory to PRH that PRH

      (together with its "affiliates") is not then an "affiliate" of the Company, as such term is defined under the Securities Act. Notwithstanding the foregoing, for so long as the shareholding of PRH in the Company equals or exceeds five percent (5%), the Company shall provide to PRH the assistance in effecting sales of the Securities which is described in paragraph 6(i) subject to the same limitations set out in paragraph 4, treating any offering in respect of which such assistance is provided as being a registration within the terms of such paragraph 4.

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first above written.



                              CELANESE AG



                              By:
                                 ---------------------------------------


                              Title:
                                    ------------------------------------



                              PETROCHEMICAL RESOURCES HOLDINGS B.V.




                              By:
                                 ---------------------------------------


                              Title:
                                    ------------------------------------


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